EXHIBIT 23
                                                                          PART I


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our reports dated March 28, 2001, appearing in this Annual Report on Form 10-K of Find/SVP, Inc. for the year ended December 31, 2000, in the following registration statements of Find/SVP, Inc.: Registration Statement No. 33-42746 on Form S-8 (pertaining to the Find/SVP, Inc. 1986 Stock Option Plan); Registration Statement No. 333-22439 on Form S-8 (pertaining to the Find/SVP, Inc. 1986 Stock Option Plan); Registration Statement No. 333-22445 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan); and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 No. 333-68315 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan).

We consent to the incorporation by reference in Registration Statement No. 333-43940 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan) of Find/SVP, Inc. on Form S-8 of our reports dated March 28, 2001, that have been incorporated by reference from Registration Statement No. 333-22445 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan), and that originally appear in this Annual Report on Form 10-K of Find/SVP, Inc. for the year ended December 31, 2000.



Deloitte & Touche LLP

Stamford, Connecticut
March 28, 2001